For Immediate Release

Contacts:	Steve Gaut, Public Relations
404-828-8787
Scott Childress, Investor Relations
404-828-7957

UPS REPORTS STRONG 2Q RESULTS

•	Positive Momentum Continues with 2Q EPS up 6%

•	International Achieves 2Q Record as Operating Profit Climbs 11%

•	U.S. Domestic and International Operating Margins Expand

•	Higher International Exports Driven by Express Products

•	Revenue Growth Tempered by Changes in Fuel and Currency

•	Affirms Full-Year 2016 EPS Guidance of $5.70 to $5.90

ATLANTA, July 29, 2016 (GLOBE NEWSWIRE) -- UPS (NYSE:UPS) today announced second-quarter 2016 diluted earnings per share of $1.43, a 6% increase over the same period last year. International operating profit increased 11% to $613 million, representing the sixth consecutive quarter of double-digit growth.

Total revenue was $14.6 billion, up 3.8% over the same quarter last year. Revenue growth was reduced by changes in fuel surcharges and currency exchange rates. On a currency-neutral basis, revenue increased 4.0%. Lower fuel surcharge rates reduced revenue growth by approximately 120 basis points.

“We are investing to expand our global network, implementing new technologies and capturing new revenue in high-growth markets,” said David Abney, UPS chairman and CEO. ”These strategic investments in our diversified business again this quarter generated strong value for our customers and shareowners.”

Cash Flow

For the six months ended June 30, UPS generated $4.7 billion in cash from operations, and $3.7 billion in free cash flow after making capital expenditures of $1.0 billion. The company paid dividends of about $1.3 billion, an increase of 6.8% per share over the same quarter in 2015. UPS also repurchased 13.3 million shares for approximately $1.3 billion.

U.S. Domestic Package

U.S. Domestic operating profit increased to $1.2 billion and operating margin expanded 10 basis points to 13.7%. Productivity improvements bolstered by technology, combined with lower fuel costs, resulted in a 0.2% reduction in cost per unit compared to the same quarter in 2015.

Total revenue increased 2.4% over the second quarter of 2015, to $9.0 billion. Average daily package volume increased 2.5%, with Next Day Air up 5.6% and Ground products up 2.4%. Strong business-to-consumer (B2C) growth trends continued this quarter, outpacing business delivery growth more than five to one.

Revenue per package was flat compared to the same period last year. Fuel surcharge rates reduced yield growth by more than 100 basis points. Growth in base rates offset changes in product and customer mix.

International Package

International operating profit jumped more than 11% to $613 million, setting a record second quarter level. Volume growth in all products, disciplined pricing and network efficiency gains contributed to the increase in profitability.

Revenue was up 1.1% compared to the prior year, however currency was a drag of 40 basis points. Lower fuel surcharges reduced revenue growth by approximately 170 basis points. Daily Export packages increased 3.9%, as growth out of Europe and Asia offset lower U.S. levels. The Europe-to- U.S. trade lane increased at a double-digit pace, as customers used the UPS network to benefit from the strength of the U.S. dollar. Export shipments increased across all product categories and premium products outpaced non-premium.

Revenue per package decreased 1.9%, and on a currency-neutral basis revenue per package was down 1.4%. Lower fuel surcharge rates reduced revenue per package growth by around 140 basis points. Base rate improvements were offset by changes in trade lane and customer mix.

Supply Chain & Freight

Supply Chain and Freight revenue increased by more than 13%, to $2.5 billion. This was mainly due to the acquisition of Coyote Logistics in the third quarter of last year. Weak market conditions in the Air Freight Forwarding and LTL markets weighed on top-line growth.

The Forwarding business expanded operating margins through a focus on revenue quality and operating cost reductions. The asset-light, truckload brokerage business is performing well, despite a continuing soft market.

The Distribution unit experienced strong revenue growth in the Healthcare, Aerospace and Automotive sectors. During the quarter, Healthcare became the highest revenue industry sector in our contract logistics business. Operating profit increased and operating margin expanded over the prior-year period.

UPS Freight LTL revenue per hundredweight increased 2.9% over the same period last year. Total tonnage remains challenged by current market conditions. The business unit remains focused on disciplined revenue management and profitable trade lanes.

Outlook

“UPS produced solid second quarter results, despite the continued uncertainty in the macro economy,” said Richard Peretz, UPS chief financial officer. “The technology and productivity investments in our integrated network are delivering strong results. We reaffirm our guidance for 2016 full-year diluted earnings per share of $5.70 to $5.90.”

Conference Call Information:
UPS CEO David Abney and CFO Richard Peretz will discuss second quarter results with investors and analysts during a conference call at 8:30 a.m. ET, July 29, 2016. That call is open to listeners through a live webcast. To access the call, go to www.investors.ups.com and click on “Quarterly Earnings” then “Webcast.”

About UPS
UPS (NYSE: UPS) is a global leader in logistics, offering a broad range of solutions including the transportation of packages and freight; the facilitation of international trade, and the deployment of advanced technology to more efficiently manage the world of business. Headquartered in Atlanta, UPS serves more than 220 countries and territories worldwide. The company can be found on the Web at ups.com® and its corporate blog can be found at Longitudes.ups.com. To get UPS news direct, visit pressroom.ups.com/RSS.

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We supplement the reporting of our financial information determined under generally accepted accounting principles ("GAAP") with certain non-GAAP financial measures, including, as applicable, "as adjusted" operating profit, operating margin, pre-tax income, net income and earnings per share. The equivalent measures determined in accordance with GAAP are also referred to as "reported" or "unadjusted.” Additionally, we disclose free cash flow as well as revenue and revenue per piece growth adjusted for the impact of foreign currency. We believe that these adjusted measures provide meaningful information to assist investors and analysts in understanding our financial results and assessing our prospects for future performance. We believe these adjusted financial measures are important indicators of our recurring operations because they exclude items that may not be indicative of, or are unrelated to, our core operating results, and provide a better baseline for analyzing trends in our underlying businesses. Furthermore, we use these adjusted financial measures to determine awards for our management personnel under our incentive compensation plans.

Free cash flow is defined as net cash from operations less capital expenditures, proceeds from disposals of property, plant and equipment, net change in finance receivables and other investing activities. We believe this metric is an important indicator of how much cash is generated by regular business operations and we use it as a measure of cash available to meet debt obligations and return cash to shareowners.

Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names. These adjusted financial measures should not be considered in isolation or as a substitute for GAAP revenue, operating profit, operating margin, income before taxes, net income, earnings per share and cash flow from operations, which are the most directly comparable GAAP financial measures. These non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the preceding reconciliations to corresponding GAAP financial measures, provide a more complete understanding of our business. We strongly encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

Except for historical information contained herein, the statements made in this release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations or anticipated results. These risks and uncertainties include, but are not limited to: general economic conditions, both in the U.S. and internationally; significant competition on a local, regional, national, and international basis; changes in our relationships with our significant customers; the existing complex and stringent regulation in the U.S. and internationally, changes to which can impact our business; increased security requirements that may increase our costs of operations and reduce operating efficiencies; legal, regulatory or market responses to global climate change; negotiation and ratification of labor contracts; strikes, work stoppages and slowdowns by our employees; the effects of changing prices of energy, including gasoline, diesel and jet fuel, and interruptions in supplies of these commodities; changes in exchange rates or interest rates; our ability to maintain the image of our brand; breaches in data security; disruptions to the Internet or our technology infrastructure; our ability to accurately forecast our future capital investment needs; exposure to changing economic, political and social developments in international and emerging markets; changes in business strategy, government regulations, or economic or market conditions that may result in substantial impairment of our assets; increases in our expenses or funding obligations relating to employee health, retiree health and/or pension benefits; the potential for various claims and litigation related to labor and employment, personal injury, property damage, business practices, environmental liability and other matters; our ability to realize the anticipated benefits from acquisitions, joint ventures or strategic alliances; our ability to manage insurance and claims expenses; and other risks discussed in our filings with the Securities and

Exchange Commission from time to time, including our Annual Report on Form 10-K for the year ended December 31, 2015, or described from time to time in our future reports filed with the Securities and Exchange Commission. You should consider the limitations on, and risks associated with, forward-looking statements and not unduly rely on the accuracy of predictions contained in such forward-looking statements. We do not undertake any obligation to update forward-looking statements to reflect events, circumstances, changes in expectations, or the occurrence of unanticipated events after the date of those statements.

United Parcel Service, Inc.
Selected Financial Data - Second Quarter
(unaudited)

	Three Months Ended
	June 30
	2016	2015	Change	% Change
(amounts in millions, except per share data)
Statement of Income Data:
Revenue:
U.S. Domestic Package	$9,015	$8,808	$207	2.4%
International Package	3,077	3,045	32	1.1%
Supply Chain & Freight	2,537	2,242	295	13.2%
Total revenue	14,629	14,095	534	3.8%

Operating expenses:
Compensation and benefits	7,738	7,502	236	3.1%
Other	4,853	4,633	220	4.7%
Total operating expenses	12,591	12,135	456	3.8%

Operating profit:
U.S. Domestic Package	1,233	1,201	32	2.7%
International Package	613	552	61	11.1%
Supply Chain & Freight	192	207	(15)	(7.2)%
Total operating profit	2,038	1,960	78	4.0%

Other income (expense):
Investment income	8	4	4	100.0%
Interest expense	(94)	(86)	(8)	9.3%
Total other income (expense)	(86)	(82)	(4)	4.9%

Income before income taxes	1,952	1,878	74	3.9%

Income tax expense	683	648	35	5.4%

Net income	$1,269	$1,230	$39	3.2%

Net income as a percentage of revenue	8.7%	8.7%

Per share amounts:
Basic earnings per share	$1.43	$1.37	$0.06	4.4%
Diluted earnings per share	$1.43	$1.35	$0.08	5.9%

Weighted-average shares outstanding:
Basic	886	901	(15)	(1.7)%
Diluted	890	908	(18)	(2.0)%

United Parcel Service, Inc.
Selected Operating Data - Second Quarter
(unaudited)

	Three Months Ended
	June 30
	2016	2015	Change	% Change

Revenue (in millions):
U.S. Domestic Package:
Next Day Air	$1,637	$1,591	$46	2.9%
Deferred	899	878	21	2.4%
Ground	6,479	6,339	140	2.2%
Total U.S. Domestic Package	9,015	8,808	207	2.4%
International Package:
Domestic	621	600	21	3.5%
Export	2,326	2,283	43	1.9%
Cargo and Other	130	162	(32)	(19.8)%
Total International Package	3,077	3,045	32	1.1%
Supply Chain & Freight:
Forwarding and Logistics	1,659	1,319	340	25.8%
Freight	693	752	(59)	(7.8)%
Other	185	171	14	8.2%
Total Supply Chain & Freight	2,537	2,242	295	13.2%
Consolidated	$14,629	$14,095	$534	3.8%

Consolidated volume (in millions)	1,132	1,101	31	2.8%

Operating weekdays	64	64	—	—%

Average Daily Package Volume (in thousands):
U.S. Domestic Package:
Next Day Air	1,311	1,241	70	5.6%
Deferred	1,129	1,132	(3)	(0.3)%
Ground	12,489	12,192	297	2.4%
Total U.S. Domestic Package	14,929	14,565	364	2.5%
International Package:
Domestic	1,599	1,530	69	4.5%
Export	1,159	1,115	44	3.9%
Total International Package	2,758	2,645	113	4.3%
Consolidated	17,687	17,210	477	2.8%

Average Revenue Per Piece:
U.S. Domestic Package:
Next Day Air	$19.51	$20.03	$(0.52)	(2.6)%
Deferred	12.44	12.12	0.32	2.6%
Ground	8.11	8.12	(0.01)	(0.1)%
Total U.S. Domestic Package	9.44	9.45	(0.01)	(0.1)%
International Package:
Domestic	6.07	6.13	(0.06)	(1.0)%
Export	31.36	31.99	(0.63)	(2.0)%
Total International Package	16.70	17.03	(0.33)	(1.9)%
Consolidated	$10.57	$10.61	$(0.04)	(0.4)%

United Parcel Service, Inc.
Supplemental Analysis of Currency - Second Quarter
(unaudited)

2016 Revenue Per Piece Adjusted to Reflect 2015 Currency Exchange Rates

	Three Months Ended
	June 30			Adjusted
	2016	2015	% Change	Currency	2016*	% Change

Average Revenue Per Piece:
International Package:
Domestic	$6.07	$6.13	(1.0)%	$0.12	$6.19	1.0%
Export	31.36	31.99	(2.0)%	0.05	31.41	(1.8)%
Total International Package	$16.70	$17.03	(1.9)%	$0.09	$16.79	(1.4)%

Consolidated	$10.57	$10.61	(0.4)%	$0.01	$10.58	(0.3)%

* Adjusted amounts reflect impacts for currency exchange rate differences

2016 Revenue Adjusted to Reflect 2015 Currency Exchange Rates

	Three Months Ended
	June 30			Adjusted
	2016	2015	% Change	Currency	2016*	% Change

Revenue (in millions):
U.S. Domestic Package	$9,015	$8,808	2.4%	—	$9,015	2.4%
International Package	3,077	3,045	1.1%	15	3,092	1.5%
Supply Chain & Freight	2,537	2,242	13.2%	9	2,546	13.6%
Total revenue	$14,629	$14,095	3.8%	$24	$14,653	4.0%

* Adjusted amounts reflect impacts for currency exchange rate differences

United Parcel Service, Inc.
Selected Financial Data - Year to Date
(unaudited)

	Six Months Ended
	June 30
	2016	2015	Change	% Change
(amounts in millions, except per share data)
Statement of Income Data:
Revenue:
U.S. Domestic Package	$18,099	$17,622	$477	2.7%
International Package	5,991	6,015	(24)	(0.4)%
Supply Chain & Freight	4,957	4,435	522	11.8%
Total revenue	29,047	28,072	975	3.5%

Operating expenses:
Compensation and benefits	15,591	15,066	525	3.5%
Other	9,595	9,373	222	2.4%
Total operating expenses	25,186	24,439	747	3.1%

Operating profit:
U.S. Domestic Package	2,335	2,225	110	4.9%
International Package	1,187	1,050	137	13.0%
Supply Chain & Freight	339	358	(19)	(5.3)%
Total operating profit	3,861	3,633	228	6.3%

Other income (expense):
Investment income	25	8	17	NA
Interest expense	(187)	(173)	(14)	8.1%
Total other income (expense)	(162)	(165)	3	(1.8)%

Income before income taxes	3,699	3,468	231	6.7%

Income tax expense	1,299	1,212	87	7.2%

Net income	$2,400	$2,256	$144	6.4%

Net income as a percentage of revenue	8.3%	8.0%

Per share amounts
Basic earnings per share	$2.71	$2.50	$0.21	8.4%
Diluted earnings per share	$2.69	$2.48	$0.21	8.5%

Weighted-average shares outstanding
Basic	887	903	(16)	(1.8)%
Diluted	892	911	(19)	(2.1)%

United Parcel Service, Inc.
Selected Operating Data - Year to Date
(unaudited)

	Six Months Ended
	June 30
	2016	2015	Change	% Change

Revenue (in millions):
U.S. Domestic Package:
Next Day Air	$3,212	$3,148	$64	2.0%
Deferred	1,814	1,774	40	2.3%
Ground	13,073	12,700	373	2.9%
Total U.S. Domestic Package	18,099	17,622	477	2.7%
International Package:
Domestic	1,195	1,205	(10)	(0.8)%
Export	4,529	4,483	46	1.0%
Cargo and Other	267	327	(60)	(18.3)%
Total International Package	5,991	6,015	(24)	(0.4)%
Supply Chain & Freight:
Forwarding and Logistics	3,245	2,649	596	22.5%
Freight	1,349	1,462	(113)	(7.7)%
Other	363	324	39	12.0%
Total Supply Chain & Freight	4,957	4,435	522	11.8%
Consolidated	$29,047	$28,072	$975	3.5%

Consolidated volume (in millions)	2,273	2,202	71	3.2%

Operating weekdays	128	127	1	0.8%

Average Daily Package Volume (in thousands):
U.S. Domestic Package:
Next Day Air	1,289	1,235	54	4.4%
Deferred	1,163	1,175	(12)	(1.0)%
Ground	12,606	12,255	351	2.9%
Total U.S. Domestic Package	15,058	14,665	393	2.7%
International Package:
Domestic	1,558	1,553	5	0.3%
Export	1,145	1,120	25	2.2%
Total International Package	2,703	2,673	30	1.1%
Consolidated	17,761	17,338	423	2.4%

Average Revenue Per Piece:
U.S. Domestic Package:
Next Day Air	$19.47	$20.07	$(0.60)	(3.0)%
Deferred	12.19	11.89	0.30	2.5%
Ground	8.10	8.16	(0.06)	(0.7)%
Total U.S. Domestic Package	9.39	9.46	(0.07)	(0.7)%
International Package:
Domestic	5.99	6.11	(0.12)	(2.0)%
Export	30.90	31.52	(0.62)	(2.0)%
Total International Package	16.54	16.76	(0.22)	(1.3)%
Consolidated	$10.48	$10.59	$(0.11)	(1.0)%

United Parcel Service, Inc.
Supplemental Analysis of Currency - Year to Date
(unaudited)

2016 Revenue Per Piece Adjusted to Reflect 2015 Currency Exchange Rates

	Six Months Ended
	June 30			Adjusted
	2016	2015	% Change	Currency	2016*	% Change

Average Revenue Per Piece:
International Package:
Domestic	$5.99	$6.11	(2.0)%	$0.23	$6.22	1.8%
Export	30.90	31.52	(2.0)%	0.23	$31.13	(1.2)%
Total International Package	$16.54	$16.76	(1.3)%	$0.23	$16.77	0.1%

Consolidated	$10.48	$10.59	(1.0)%	$0.03	$10.51	(0.8)%

* Adjusted amounts reflect impacts for currency exchange rate differences

2016 Revenue Adjusted to Reflect 2015 Currency Exchange Rates

	Six Months Ended
	June 30			Adjusted
	2016	2015	% Change	Currency	2016*	% Change

Revenue (in millions):
U.S. Domestic Package	$18,099	$17,622	2.7%	—	$18,099	2.7%
International Package	5,991	6,015	(0.4)%	74	$6,065	0.8%
Supply Chain & Freight	4,957	4,435	11.8%	32	4,989	12.5%
Total revenue	$29,047	$28,072	3.5%	$106	$29,153	3.9%

* Adjusted amounts reflect impacts for currency exchange rate differences

Certain prior year amounts have been reclassified to conform to the current year presentation.

United Parcel Service, Inc.
Reconciliation of Free Cash Flow
(unaudited)

Preliminary
Year-to-Date
(amounts in millions)	June 30
Net cash from operations	$4,693
Capital expenditures	(963)
Proceeds from disposals of PP&E	11
Net change in finance receivables	(13)
Other investing activities	(35)
Free cash flow	$3,693

Amounts are subject to reclassification.